Exhibit 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Travis Boats & Motors, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated November 24, 1998, with respect to the consolidated financial statements of Travis Boats & Motors, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------------
                                                     ERNST & YOUNG LLP


Austin, Texas

August 10, 1999



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